                             AMENDMENT NUMBER THREE
                                       TO
                                CREDIT AGREEMENT

         THIS AMENDMENT NUMBER THREE TO CREDIT AGREEMENT (this "Amendment") is made as of this 2nd day of September, 1999 by and among BANK OF AMERICA, N.A. formerly known as Bank of America National Trust and Savings Association, a national banking association, and U.S. BANK NATIONAL ASSOCIATION, a national banking association (each a "Lender"), BANK OF AMERICA, N.A. formerly known as Bank of America National Trust and Savings Association, a national banking association, as agent for the Lenders (the "Agent"), and FLOW INTERNATIONAL CORPORATION, a Washington corporation ("Borrower").

                                    RECITALS

         A. Lenders, Agent and Borrower are parties to that certain Credit Agreement dated as of August 31, 1998, as amended by that Amendment Number One to Credit Agreement dated as of March 26, 1999 and as amended by that Amendment Number Two to Credit Agreement dated as of June 21, 1999 (the "Credit Agreement").

         B. Borrower has requested, and Lenders and Agent have agreed to amend the Credit Agreement upon certain terms and conditions contained in this Amendment.

         NOW, THEREFORE, the parties hereto agree as follows:

                                    AGREEMENT


         1. DEFINITIONS. Capitalized terms not otherwise defined in this Amendment shall have the meanings set forth in the Credit Agreement.

         2. AMENDMENTS TO CREDIT AGREEMENT. The Credit Agreement is amended as follows:

                  a. AMENDMENT TO DEFINITION OF "APPLICABLE INTEREST PERIOD." In Section 1.1, the definition of "Applicable Interest Period" is hereby amended as follows:

         "APPLICABLE INTEREST PERIOD" means, with respect to any Loan accruing interest at the LIBOR Rate or the Multi-Currency Rate, the period commencing on the first date Borrower elects to have such rate apply to such Loan and ending one, two, three or six months thereafter as specified in the Interest Rate Notice given in respect of such Loan (or as otherwise determined in accordance with the terms of this Agreement) PROVIDED, that in no event may the Applicable Interest Period for any Revolving Loan extend beyond the Revolving Maturity Date and in no event may the Applicable Interest Period for any Multi-Currency Loan extend beyond the Multi-Currency Maturity Date and PROVIDED, FURTHER, that for Applicable Interest Periods selected after January 31, 2000 and prior to April 30, 2000, the Borrower may, in addition to the preceding options, select Applicable Interest Periods of 7, 14 or 21 days in duration.

                  b.       AMENDMENTS TO DEFINITION OF "APPLICABLE MARGIN." In
Section 1.1, the definition of "Applicable Margin" is hereby amended as follows:

         "APPLICABLE MARGIN" means on any date, with respect to any LIBOR Loans or Multi-Currency Loans, the rate per annum that is determined by reference to the following matrix or subclauses (ii) and (iii) below:

         Senior Funded Debt Ratio as of the end
               Applicable
         of the previous fiscal quarter                         Margin
         ------------------------------                         ------
         Less than 2.0:                                            .75%
         Equal to or greater than 2.0:1
         and less than 2.35:1                                      .90%
         Equal to or greater than 2.35:1
         and less than 2.6:1                                      1.00%
         Equal to or greater than 2.60:1
         and less than 3.0:1                                      1.25%
         FOR THE FISCAL QUARTER ENDING
         ON OCTOBER 31, 1999:
         --------------------
         Equal to or greater than 3.0:1
         and less than 3.5:1                                      1.50%
         Equal to or greater than 3.5:1
         and less than 4.25:1                                     1.75%


                                       2

         AND FOR FISCAL QUARTERS ENDING
         ON JANUARY 31, 2000:
         --------------------
         Equal to or greater than 3.0:1
         and less than 4.25:1                                     2.50%

         (i) Subject to the limitations and exceptions set forth below, the Applicable Margin shall be adjusted forty-five (45) days after the end of each of the first three fiscal quarters in each of Borrower's fiscal years and ninety (90) days after the end of each fiscal year of Borrower.

         (A) In the event that any of the financial statements or quarterly compliance certificates required to be delivered pursuant to Section
         6.9 are not delivered when due, then (aa) if such financial statements and certificates are delivered after the date such financial statements and certificates were required to be delivered (without giving effect to any applicable cure period) and the Applicable Margin increases from that previously in effect as a result of the delivery of such financial statements, then the Applicable Margin during the period from the date upon which such financial statements were required to be delivered (without giving effect to any applicable cure period) until the date upon which they actually are delivered shall, except as otherwise provided in clause (cc) below, be the Applicable Margin as so increased; (bb) if such financial statements and certificates are delivered after the date such financial statements and certificates are required to be delivered (without giving effect to any applicable cure period) and the Applicable Margin decreases from that previously in effect as a result of the delivery of such financial statements, then such decrease in the Applicable Margin shall not become effective until the date upon which the financial statements and certificates actually were delivered; and (cc) if such financial statements and certificates are not delivered prior to the expiration of the applicable cure period, then, effective upon such expiration, for the period from the date upon which such financial statements and certificates were required to be delivered (after the expiration of the applicable cure period) until two (2) Business Days following the date upon which they actually are delivered, the Applicable Margin shall be 2.50% (250 basis points).

         (B) As used herein, "Interim Period" shall mean the period beginning on January 31, 2000 and continuing until the earlier of (aa) the date on which the Applicable Margin is set under subclause (iii) hereof or (bb) the first date after the fiscal quarter ending April 30, 2000 on which the Applicable Margin would be reset under subclause (i)(A). Unless as of January 31, 2000 (aa) the Senior Secured Funded Debt Ratio is equal to or greater than 3.0:1 and less than 4.25:1 and (bb) Borrower has failed to secure an aggregate of $25,000,000 in new equity infusions, Subordinated Debt or Senior Unsecured Debt, then the Applicable Margin for the Interim Period shall be set as provided elsewhere in this definition. If both such conditions are true, however, the Applicable Margin for the Interim Period will be set as follows: The Applicable Margin will be established at 2.50% as of January 31, 2000 (rather than forty-five days thereafter) and shall continue at such rate for the remainder of the Interim Period, PROVIDED, HOWEVER, that if prior to the expiration of the Interim Period, Borrower secures an aggregate of $25,000,000 in new equity infusions, Subordinated Debt or Senior Unsecured Debt, the Applicable Margin will be lowered to 1.00% for the balance of the Interim Period.

         (ii) Notwithstanding the foregoing to the contrary, however, if Borrower fails to provide Agent with an executed Mandate on or before November 15, 1999, then the Applicable Margin will be 2.50% at all times from November 16, 1999 until the date on which Borrower secures an aggregate of an additional $25,000,000 in equity infusions, Subordinated Debt or Senior Unsecured Debt. As used in this definition, "Mandate" shall mean an agreement with an investment banking firm in form and substance reasonably satisfactory to Lenders to obtain for Borrower Subordinated Debt,

         Senior Unsecured Debt or equity contributions in an aggregate amount of not less than $25,000,000 for funding on or before April 29, 2000.

         (iii) Notwithstanding the foregoing to the contrary (including subclause (ii) of this definition)and without limiting any other rights which the Agent or Lenders may have under any Loan Document or applicable law in respect thereof, at any time that Borrower is in default of its obligations under either Section 6.13 or 6.17 of this Agreement, the Applicable Margin will be 5.00%.

                  c. AMENDMENT TO DEFINITION OF "APPLICABLE UNUSED FEE PERCENTAGE." In Section 1.1, the definition of "Applicable Unused Fee Percentage" is hereby amended by adding the following sentence at the conclusion of such definition:

         At all times that the Applicable Margin is greater than 1.75%, the Applicable Unused Fee Percentage will be 37.5 basis points.

                  d.       AMENDMENT TO DEFINITION OF "MAJORITY LENDERS." In
Section 1.1, the definition of "Majority Lenders" is hereby amended as follows:

         "MAJORITY LENDERS" means at any time Lenders then holding in excess of seventy-five percent (75%) of the aggregate unpaid principal amount of the Commitments.

                  e. AMENDMENT TO DEFINITION OF "MULTI-CURRENCY MATURITY DATE." In Section 1.1, the definition of "Multi-Currency Maturity Date" is hereby amended as follows:

         "MULTI-CURRENCY MATURITY DATE" means September 30, 2003.

                  f.       AMENDMENT TO DEFINITION OF "TANGIBLE NET WORTH." In
Section 1.1, the definition of "Tangible Net Worth" is hereby amended as follows:

         "TANGIBLE NET WORTH" means the total assets less total liabilities excluding, however, from the determination of total assets: (a) intangible assets, (such as goodwill, patents, trademarks, copyrights, franchises and deferred taxes, including unamortized debt discount and research and development costs); (b) cash held in a sinking fund or other similar fund established for the purpose of redemption or other retirement of capital stock; (c) reserves for depreciation, depletion, obsolescences, or amortization of properties and other reserves or appropriations of retained earnings which have been established in connection with Borrower's business; and (d) any revaluation or other write-up in book value of assets subsequent to the fiscal year of Borrower last ended as of August 31, 1998; and, for clarification purposes, excluding from total liabilities, minority interests.

                  g.       DELETION OF DEFINITION OF "TOTAL LIABILITIES." In
Section 1.1, the definition of "Total Liabilities" is hereby deleted.

                  h.       ADDITION OF DEFINITION OF "SENIOR UNSECURED DEBT." In
Section 1.1, the following definition of "Senior Unsecured Debt" is hereby added as follows:

         "SENIOR UNSECURED DEBT" means Indebtedness for borrowed monies incurred by Borrower, which Indebtedness (a) is evidenced by loan agreement(s), promissory note(s) or other documents and instruments in each case in form and substance reasonably satisfactory to Lenders, (b) is wholly unsecured, (c) is owing to one or more financial institutions, and (d) does not have a final maturity date for the repayment of principal on or before April 30, 2005.

                  i. ADDITION OF DEFINITION OF "SENIOR FUNDED DEBT RATIO." In Section 1.1, the following definition of "Senior Funded Debt Ratio" is hereby added as follows:

         "SENIOR  FUNDED DEBT RATIO" shall have the meaning given in Section
         6.17.

                  j.       ADDITION OF DEFINITION OF "SUBORDINATED DEBT." In
Section 1.1, the following definition of "Subordinated Debt" is hereby added as follows:

         "SUBORDINATED DEBT" means all Indebtedness of Borrower where the terms of the instrument or agreement creating or evidencing such Indebtedness has been approved in writing by Lenders and Agent and provides that such Indebtedness is subordinated in right of payment to the Indebtedness of Borrower to Lenders hereunder and unsecured (and therefore subordinated in lien priority).

                  k. AMENDMENT TO SECTION 2.2(a). Section 2.2(a) is hereby amended by reversing the references to "Article 4" and "Article 5."

                  l. AMENDMENT TO SECTION 6.1. Section 6.1 is hereby amended and restated as follows:

         SECTION 6.1 USE OF PROCEEDS. The proceeds of the Loans and the Letters of Credit will be used only for working capital, other general corporate purposes, and for Acquisitions permitted under Section 7.2 and 7.4.

                  m. AMENDMENT TO SECTION 6.9(a). Section 6.9(a) is hereby amended and restated as follows:

         (a) ANNUAL AUDITED FINANCIAL STATEMENTS. As soon as available and in any event within ninety (90) days after the end of each fiscal year of Borrower, the consolidated balance sheet of Borrower and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and the consolidated statement of retained earnings and statement of cash flows of Borrower and its Subsidiaries for such year, accompanied by (i) the audit report thereon by independent certified public accountants selected by Borrower and reasonably satisfactory to Agent (which reports shall be prepared in accordance with GAAP and shall not be qualified by reason of restricted or limited examination of any material portion of the records of Borrower or any Subsidiary and shall contain no disclaimer of opinion or adverse opinion except such as Agent in its sole discretion determines to be immaterial)and
         (ii) an Officer's Certificate of Borrower certifying that as of the close of such year no Event of Default or Default had occurred and was continuing;

                  n. AMENDMENT TO SECTION 6.9(b). Section 6.9(b) is hereby amended and restated as follows:

         (b) QUARTERLY UNAUDITED FINANCIAL STATEMENTS. As soon as available and in any event within forty-five (45) days after the end of each of the first three fiscal quarters of Borrower, the unaudited consolidated balance sheet of Borrower as of the end of such fiscal quarter and the unaudited consolidated statement of income and consolidated statement of cash flows of Borrower for the fiscal year to the end of such fiscal quarter, unless the same has been provided in the form of Borrower's Form 10Q; accompanied by an Officer's Certificate of Borrower certifying that (i) such reports have been prepared in accordance with GAAP consistently applied and results of operation of Borrower as at the end of and for such fiscal quarter and that since the previous fiscal year-end report referred to in clause (a) there has been no material adverse change in the financial condition of Borrower and that
         (ii) as of the close of such fiscal quarter no Event of Default or Default had occurred and was continuing;

                  o. AMENDMENT TO SECTION 6.9(f). Section 6.9(f) is hereby amended and restated as follows:

         (f) COMPLIANCE CERTIFICATES. Within ninety (90) days after the close of each fiscal year of Borrower and within forty-five (45) days after the close of each of Borrower's fiscal quarters (other than the fourth fiscal quarter), an officer's certificate signed by the chief financial officer of Borrower stating that to the best of the signer's knowledge and belief after due inquiry no Default or Event of Default had occurred and was continuing and setting forth calculations evidencing compliance with Sections 6.12, 6.13, 6.14, 6.15, and 6.17 hereof;

                  p. AMENDMENT TO SECTION 6.13. Section 6.13 is hereby amended and restated as follows:

         SECTION 6.13 FUNDED DEBT RATIO. As of the end of each fiscal quarter, Borrower shall maintain, on a consolidated basis, a Funded Debt Ratio of not more than (a) 3.0 to 1 for fiscal quarters ending from the date hereof until the date on which Borrower acquires both ABB Pressure Systems and ABB Autoclave Systems, (b) 4.0 to 1 for fiscal quarters ending on and after the date on which Borrower acquires both ABB Pressure Systems and ABB Autoclave Systems through and including October 30, 1999, (c) 4.25 to 1 for fiscal quarters ending on October 31, 1999 and thereafter. As used herein "Funded Debt Ratio" shall mean as of the end of any fiscal quarter, the quotient obtained by dividing
         (a) the Funded Debt as of the end of such fiscal quarter by (b) the EBITDA for such quarter and the three immediately preceding fiscal quarters, PLUS, in the event that Borrower has acquired any Subsidiaries during such fiscal quarter or during the immediately preceding three fiscal quarters, the EBITDA of such Subsidiaries from the first day of the immediately preceding three fiscal quarters through the date of acquisition of each Subsidiary, EXCEPT, HOWEVER, the EBITDA of ABB Pressure Systems and ABB Autoclave Systems for the fiscal quarters ending prior to the fiscal quarter ending July 31, 1999. "Funded Debt" shall mean all interest bearing liabilities of Borrower, including capitalized lease obligations. "EBITDA" shall mean pre-tax net income (or pre-tax net loss), PLUS, the sum of (i) interest expense, (ii) depreciation expense, (iii) depletion expense, and (iv) amortization expense.

                  q. AMENDMENT TO SECTION 6.14. Section 6.14 is hereby amended and restated as follows:

         SECTION 6.14. MINIMUM NET WORTH. Borrower shall maintain, on a consolidated basis, as at the end of each fiscal quarter, a Tangible Net Worth equal to or greater than the then applicable Minimum Net Worth. "Minimum Net Worth" shall mean $25,000,000, PLUS cumulative quarterly increases equal to fifty percent (50%) of Borrower's net income for all fiscal quarters ending on or after July 31, 1999, excluding any adjustments thereto for losses, PLUS all amounts contributed to Borrower as equity at any time after September 1, 1999.

                  r. AMENDMENT TO SECTION 6.15. Section 6.15 is hereby amended and restated as follows:

         SECTION 6.15 DEBT TO TANGIBLE NET WORTH RATIO. Borrower shall maintain, on a consolidated basis, as at the end of each fiscal quarter commencing with the fiscal quarter ending October 31, 1998, a ratio of Debt to Tangible Net Worth of not more than (a) 1.75 to 1 as at the fiscal quarters ending October 31, 1998 and January 31, 1999, (b) 4.0 to 1 as at the fiscal quarter ending April 30, 1999, (c) 3.85 to 1 as at the fiscal quarter ending July 31, 1999, (d) 4.25 to 1 as at the fiscal quarter ending October 31, 1999, (e) 4.25 to 1 as at the fiscal quarter ending January 31, 2000, (f) 3.25 to 1 as at the fiscal quarters ending April 30, 2000, July 31, 2000, October 31, 2000 and January 31, 2001, and (g) 2.50 to 1 as at the fiscal quarters ending April 30, 2001 and thereafter. As used herein, "Debt" shall mean, on a consolidated basis, all liabilities of Borrower as determined and computed in accordance with GAAP other than Senior Unsecured Debt, Subordinated Debt, and for clarification purposes only, minority interests.

                  s. NEW SECTION 6.17. A new Section 6.17 is hereby added to the Credit Agreement:

         SECTION 6.17 SENIOR FUNDED DEBT RATIO. As of the end of the fiscal quarter ending on January 31, 2000, Borrower shall maintain, on a consolidated basis, a

         Senior Funded Debt Ratio of not more than 4.25 to 1. As of the end of each fiscal quarter ending on or after April 30, 2000, Borrower shall maintain, on a consolidated basis, a Senior Funded Debt Ratio of not more than 3.0 to 1. As used herein, "Senior Funded Debt Ratio" shall mean as of the end of any fiscal quarter, the quotient obtained by dividing (a) the sum of Funded Debt less Senior Unsecured Debt and less Subordinated Debt, each as of the end of such fiscal quarter by (b) the EBITDA for such quarter and the three immediately preceding fiscal quarters, PLUS, in the event that Borrower has acquired any Subsidiaries during such fiscal quarter or during the immediately preceding three fiscal quarters, the EBITDA of such Subsidiaries from the first day of the immediately preceding three fiscal quarters through the date of acquisition of each Subsidiary, EXCEPT, HOWEVER, the EBITDA of ABB Pressure Systems and ABB Autoclave Systems for the fiscal quarters ending prior to the fiscal quarter ending July 31, 1999. "Funded Debt" shall mean all interest bearing liabilities of Borrower, including capitalized lease obligations. "EBITDA" shall mean pre-tax net income (or pre-tax net loss), PLUS, the sum of (i) interest expense, (ii) depreciation expense, (iii) depletion expense, and
         (iv) amortization expense.

                  t. AMENDMENT TO SECTION 7.2. Section 7.2 is hereby amended and restated as follows:

         SECTION 7.2 LIQUIDATION, MERGER, SALE OF ASSETS. Neither Borrower nor any Guarantor shall liquidate, dissolve or enter into any consolidation, joint venture, partnership or other combination or sell, lease, or dispose of (including through transfers to any Subsidiary that has not executed a guaranty and security agreement pursuant to
         Section 6.16) all or any substantial portion of its business or assets or of any Collateral (excepting sales of goods in the ordinary course of business). Neither Borrower nor any Guarantor shall merge with any other person except that the Borrower or Guarantor may merge with another person engaged in business similar or related to Borrower's PROVIDED that (a) such a merger is an

         Acquisition, (b) prior to such Acquisition, no Default or Event of Default has occurred nor is continuing and such Acquisition shall not cause a Default or an Event of Default hereunder, (c) ten (10) days prior to such Acquisition, Borrower provides to Agent and each Lender written notice of such Acquisition and evidence that such Acquisition complies with the terms and conditions contained herein, and (d) the amount of such Acquisition, together with the amount of all other acquisitions consummated within the twelve (12) consecutive months (including all other Acquisitions by merger or otherwise as permitted under this Section 7.2 and Section 7.4 hereof), does not exceed $10,000,000.

                  u. AMENDMENT TO SECTION 7.3. Section 7.3 is hereby amended and restated as follows:

         SECTION 7.3 INDEBTEDNESS. Neither Borrower nor any Guarantor shall create, incur or become liable for any Indebtedness except (a) the Loans and Indebtedness hereunder in respect of the Letters of Credit and Swap Documents, (b) existing Indebtedness reflected on the balance sheets referred to in Section 5.7, (c) current accounts payable or accrued or other current liabilities incurred by Borrower or Guarantor in the ordinary course of business, (d) indebtedness for the deferred purchase price, or for obligations under leases, of real and personal property used by Borrower or Guarantor in its business, (e) Indebtedness incurred in respect of any Acquisition permitted under
         Section 7.2 or 7.4, which, in the aggregate, measured on any rolling twelve (12) month period, does not exceed Five Million Dollars ($5,000,000, and (f) Senior Unsecured Debt and Subordinated Debt which when taken together do not exceed, in the aggregate, at any one time outstanding, Twenty-Five Million Dollars ($25,000,000).

                  v. AMENDMENT TO SECTION 7.4. Section 7.4 is hereby amended and restated as follows:

         SECTION 7.4 INVESTMENTS. Borrower shall not make any loan or advance to any person or purchase or otherwise acquire the capital stock, assets or obligations of, or any interest in, any person, except (a) commercial bank time deposits maturing within one year, (b) marketable general obligations of the United States or a State or marketable obligations fully guaranteed by the United States, (c) short-term commercial paper with the highest rating of a generally recognized rating service; (d) the Acquisition of Spearhead Automated Systems, Inc. (d) an Acquisition of another person engaged in business similar or related to Borrower's PROVIDED that (i) prior to such Acquisition, no Default or Event of Default has occurred nor is continuing and such Acquisition shall not cause a Default or an Event of Default hereunder,
         (ii) ten (10) days prior to such Acquisition, Borrower provides to Agent and each Lender written notice of such Acquisition and evidence that such Acquisition complies with the terms and conditions contained herein, and (iii) the amount of such Acquisition, together with the amount of all other acquisitions consummated within the twelve (12) consecutive months (including any Acquisitions by merger as permitted under Section 7.2 hereof), does not exceed $10,000,000.

                  w. NEW SECTION 7.9. A new Section 7.9 is hereby added to the Credit Agreement:

         SECTION 7.9 SENIOR UNSECURED DEBT. Borrower shall maintain no funds on deposit with, shall not acquire any certificates of deposit or other financial instruments from, nor hold any Indebtedness owing to Borrower by, any Senior Unsecured Bank unless such Senior Unsecured Bank shall first have executed a written agreement in favor of Lenders (in form and substance acceptable to Lenders) subordinating or waiving its rights to set-off or to assert any "bankers lien." Borrower shall comply at all times with all terms and conditions set forth in any document or instrument evidencing any Senior Unsecured Debt and shall take all other actions as may be necessary to ensure that at all times (before or after the expiration of any applicable grace periods), no Senior Unsecured Bank shall have the right to accelerate the maturity of any installment of the Senior Unsecured Debt.

                  x. AMENDMENT TO SECTION 8.1(c). Section 8.1(c) is hereby amended and restated as follows:

         (c) BREACH OF CERTAIN COVENANTS. Borrower shall have failed to comply with Sections 6.2, 6.8, 6.10(e), 6.12, 6.13, 6.14, 6.15, 6.17,
         any provision of Article 7 of this Agreement, or, to the extent that it relates to the obtaining and maintaining of insurance or delivery of evidence of same, Section 11 of the Security Agreement; or

         3. AMENDMENT FEE. On the date of this Amendment, Borrower shall pay to Agent, for the account of Lenders, an amendment fee equal to Seventy Thousand Dollars ($70,000) (the "Amendment Fee"). Such fee shall be fully earned upon the execution of this Amendment and irrevocable upon payment.

         4. CONDITIONS TO EFFECTIVENESS. Notwithstanding anything contained herein to the contrary, this Amendment shall not become effective until each of the following conditions is fully and simultaneously satisfied:

                  a. DELIVERY OF AMENDMENT. Borrower, Agent and each Lender shall have executed and delivered counterparts of this Amendment to Agent.

                  b. PAYMENT OF AMENDMENT FEE. Borrower shall have paid the Amendment Fee to Agent.

                  c. REPRESENTATIONS TRUE; NO DEFAULT. The representations of Borrower as set forth in Article 5 of the Credit Agreement shall be true on and as of the date of this Amendment with the same force and effect as if made on and as of this date. No Event of Default and no event which, with notice or lapse of time or both, would constitute a Event of Default, shall have occurred and be continuing or will occur as a result of the execution of this Amendment.

         5. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to the Lenders and Agent that each of the representations and warranties set forth in Article 5 of the Credit Agreement is true and correct in each case as if made on and as of the date of this Amendment and Borrower expressly agrees that it shall be an additional Event of Default under the Credit Agreement if any representation or warranty made hereunder shall prove to have been incorrect in any material respect when made.

         6. NO FURTHER AMENDMENT. Except as expressly modified by the terms of this Amendment, all of the terms and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect and the parties hereto expressly reaffirm and ratify their respective obligations thereunder.

         7. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of Washington.

         8. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement.

         9.       ORAL AGREEMENTS NOT ENFORCEABLE.

         ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment Number Three to Credit Agreement as of the date first above written.


         BORROWER:                      FLOW INTERNATIONAL CORPORATION


                                        By
_________________________________________

                                                Its
______________________________


         LENDERS:                       BANK OF AMERICA, N.A.


                                        By
_________________________________________
                                                Its
______________________________


                                        U.S. BANK NATIONAL ASSOCIATION


                                        By
_________________________________________
                                                Its
______________________________


         AGENT:                         BANK OF AMERICA, N.A.


                                        By
_________________________________________
                                                Its
______________________________